EXHIBIT 99.2

June 13, 2005

Richard Rusaw, Chairman
The Christian Network, Inc.
28059 U.S. Highway 19 North, Suite 300
Clearwater, Florida 33761

Dear Rick,

Paxson Communications Corporation, a Delaware corporation (“Paxson”), shall provide digital up-link and related services (collectively, the “Services”) to The Christian Network, Inc., a Florida non-profit corporation (the “Programmer”), pursuant to this letter (“letter agreement”) on the following terms and conditions:

This letter agreement shall not become effective unless and until the First Amendment to Master Agreement between the parties dated as of the date set forth above (the “First Amendment”) is executed by both parties and comes into effect.

A. Up-link Services and Related Services

Paxson hereby agrees to provide, beginning on July 1, 2005 and during the term of this Agreement, up-link and related services to Programmer as provided in this Paragraph A.

1. Programmer shall have the option to deliver digital television programming to Paxson either by (i) delivering to the agreed upon demarcation point at Paxson’s network operation facilities located at 14444 66th Street North, Clearwater, Florida (the “NOF”) a digital television signal at a total data rate not to exceed 2.80 Mb/s (“Direct Feed Option”); or (ii) delivering Beta Cam SP tapes to the NOF (the “Tape Delivery Option”). Programmer may change its election at any time upon thirty (30) days prior written notice to Paxson.

2. If Programmer elects the Direct Feed Option, then, upon Programmer’s delivery, at its sole expense, to the NOF, of Programmer’s digital television signal at a total data rate not to exceed 2.80 Mb/s, Paxson shall insert such digital television signal (the “CNI 24-hour Digital Programming” as further defined in the Master Agreement dated as of September 10, 1999, among Paxson, Programmer and the other parties named therein (the “Master Agreement”)) into Paxson’s digital up-link stream on channel 5 for transmission to AMC 1 Transponder 7 on a seven day a week, twenty-four hour per day basis (the “Up-link Services”). In the event of such election, Programmer shall be responsible to provide the communications link and, to the extent necessary, any terminating equipment needed to connect such link to Paxson’s existing facilities, all as required to deliver the data television signal to Paxson’s demarcation point at the NOF. Paxson shall provide Programmer or its designated carrier with reasonable access to Paxson’s NOF as required to install and maintain such terminating equipment under the supervision of Paxson personnel; provided that, such installation and maintenance shall not interference with Paxson’s operations or activities and in no event shall Programmer have any right to access or maintain any of Paxson’s communications facilities or equipment located at the NOF. Paxson shall be responsible to provide the communications facilities on its side of the demarcation point as needed to receive such signal and route it to Paxson’s up-link facilities.

If Programmer elects the Tape Delivery Option, then Programmer shall deliver Beta Cam SP tapes to the NOF at least three (3) business days prior to the date the programming contained on such tapes is scheduled for broadcast. Following any Related Services to be provided by Paxson with respect to such tapes, Paxson shall insert the resulting CNI 24-hour Digital Programming into Paxson’s digital up-link stream on channel 5 for transmission to AMC 1 Transponder 7 on a seven day a week, twenty-four hour per day basis (also the “Up-link Services”).

In addition, commencing on the date of this letter agreement and ending on June 30, 2005, the date set forth in the First Amendment upon which Programmer’s “First Stage” overnight carriage rights with respect to each Station ceases, for no additional charge, Paxson shall continue to provide to Programmer up-link, transmission and related services for the CNI Overnight Programming, consistent with Paxson’s provision of such services prior to the date of this letter agreement.

3. Programmer hereby agrees that Programmer’s digital television signal and the content contained therein which is delivered to Paxson shall comply with the Communications Act of 1934, as amended, and the rules, regulations and policies of the Federal Communications Commission (the “FCC”), as such Act, rules, regulations and policies may be amended from time to time (collectively, the “Act”), and other applicable federal, state and local regulations and pertinent governmental policies.

4. Paxson hereby agrees that Paxson’s provision of the Services shall comply with the Act, and other applicable federal, state and local regulations and pertinent governmental policies.

5. To the extent that Programmer elects the Tape Delivery Option, Paxson hereby agrees to provide the following additional services (collectively, the “Related Services”) related to and in respect of the CNI 24-hour Digital Programming:

(a) Convert Programmer’s network log from a Microsoft Excel spreadsheet or traffic system hard-copy to a Harris transmission play list; provided that such network log (i) is formatted to indicate playback for each 24 hour period, commencing at 1 a.m. (EST), (ii) contains a bar code number and symbol for each programming element, and (iii) is delivered to Paxson’s NOF at least three (3) business days in advance of the date for which such network log relates (for all holidays, the network log shall be due at least five (5) business days in advance of the date for which such network log relates);

(b) Process all media delivered by Programmer for broadcast by either adding/editing user bit information to the head of all program BetaCam SP tapes or caching the media into a broadcast server for playback; provided that Programmer (i) delivers all media to Paxson’s NOF at least three (3) business days in advance of scheduled broadcast (for all holidays, the media shall be due at least five (5) business days in advance of the scheduled broadcast and (ii) provide such media on BetaCam SP videotape;

(c) Store all media provided by Programmer which are in active rotation; provided that Paxson shall not be responsible for any lost, missing or damaged media caused by Programmer, and return to Programmer, at Programmer’s expense, all media that is no longer in active rotation; and

6. Whether or not expressly stated herein, the manner in which the Services are to be provided under this letter agreement shall conform in all material respects with the manner in which such services were being provided by Paxson under the parties’ prior uplink services arrangement immediately prior to the effective date of this letter agreement.

7. Whether Programmer elects the Direct Feed Option or the Tape Delivery Option, Paxson shall monitor the Programmer’s television signal on a seven day a week, twenty-four hour per day basis with the use of personnel and/or equipment used in connection with the monitoring of audio and video television signals. Upon detection by personnel or the monitoring equipment of a loss of, or problem with, video, audio or programming within the Programmer’s television signal, Paxson shall (a) attempt to correct such problem or loss, (b) replace such programming with back-up programming provided by the Programmer until such problem or loss is resolved, (c) enter such problem or loss in the discrepancy log and (d) report such problem or loss to the Programmer.

8. If Programmer has previously elected the Tape Delivery Option but subsequently elects to transition to the Direct Feed Option, Programmer shall have the right at any time to terminate Paxson’s obligation to provide the Related Services under Paragraph A.5 (if not previously terminated) and Programmer’s obligation to pay for such Related Services under Paragraph C.2, upon thirty (30) days prior written notice of such termination to Paxson.

B. Term and Termination

1. The term of this letter agreement shall commence on the date of this letter agreement and shall and shall expire at 11:59 p.m. (EST) on December 31, 2010, unless otherwise extended or terminated as set forth in this letter agreement. Upon expiration, if requested by Programmer, Paxson and Programmer agree to negotiate in good faith an extension of this letter agreement, including any modifications to the terms of this letter agreement as the parties deem appropriate at that time.

2. Programmer shall have the right to terminate this letter agreement without cause at any time upon not less than thirty (30) days prior written notice to Paxson.

3. In addition to such other remedies as may be available at law or equity, Paxson or Programmer may terminate this letter agreement under the following circumstances:

(a) by either Paxson or Programmer by giving written notice of termination to the other party, if (i) the party seeking to terminate this letter agreement is not then in material breach hereof, and (ii) the other party is in material breach of its obligations hereunder and has failed to cure such breach within thirty (30) calendar days (ten (10) calendar days in connection with a payment default) after receiving written notice of such breach from the non-breaching party;

(b) by mutual written consent of the parties hereto;

(c) if there has been a material change in FCC rules, policies or precedent or other legal requirements that would cause this letter agreement to be in violation thereof and such change is in effect and not the subject of an appeal or further administrative review and this letter agreement cannot be reformed, in a manner reasonably acceptable to Programmer and Paxson, to remove and/or eliminate the violation; or

(d) by either Paxson or Programmer by giving written notice of termination to the other party, if such other party shall become insolvent, or make a general assignment for the benefit of creditors, or any proceeding is brought by or against such other party seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief, under any present or future national bankruptcy acts or under any other applicable national, state or provincial law or regulation, or any proceeding is brought seeking the appointment of a receiver or similar officer of court with respect to such other party’s business, and, in any such case, such proceeding is not dismissed within thirty (30) days after written notice thereof.

4. During the continuation of any uncured material breach of a party’s obligations hereunder past the applicable cure period (which such default would otherwise give rise to a right of termination in accordance with Paragraph B.3(a) of this letter agreement), the non-breaching party may, at its option, in addition to any other rights which such party may have as a result thereof, immediately cease its performance under this letter agreement until such breach is cured or until this letter agreement is terminated, whichever occurs first.

C. Compensation

1. In consideration of Paxson providing the Up-link Services (whether Programmer has elected the Direct Feed Option or the Tape Delivery Option), Programmer hereby agrees to pay Paxson a monthly fee (the “Monthly Up-link Service Fee”) in an amount equal to $15,227.30 per month. Paxson shall have the right, upon thirty (30) days prior written notice, to adjust the amount of the Monthly Up-link Service Fee as of January 1st of each year during the term of this letter agreement, beginning with January 1, 2006, to an amount which proportionately reflects increases in Paxson’s actual direct cost to provide the Up-link Services to the Programmer plus an administrative charge of ten percent (10%) of such direct costs. Upon request by Programmer, Paxson shall provide Programmer with such supporting documentation and access to Paxson’s relevant books and records as are reasonably required to validate any such increase in the Monthly Up-link Service Fee.

2. If Programmer elects the Tape Delivery Option, in consideration of Paxson providing the Related Services, Programmer hereby agrees to pay Paxson a monthly fee (the “Monthly Related Service Fee”) in an amount equal to $4,204.90 per month. Paxson shall have the right, upon thirty (30) days prior written notice (the “Adjustment Notice”), to adjust the amount of the Monthly Related Service Fee as of January 1st of each year during the term of this letter agreement, beginning with January 1, 2006, to an amount which proportionately reflects increases in Paxson’s actual direct cost to provide the Related Services plus an administrative charge of ten percent (10%) of such direct costs. In the event that Programmer does not wish to accept the adjusted Monthly Related Service Fee, Programmer shall have the right to terminate Paxson’s obligation to provide the Related Services under Paragraph A.3 and Programmer’s obligation to pay for such Related Services under this Paragraph C.2, as of the date of the proposed adjustment by sending written notice to Paxson, within ten (10) of the receipt of the Adjustment Notice.

3. In respect of each calendar month during the term of this letter agreement, the Monthly Up-link Service Fee and the Monthly Related Service Fee (collectively, the “Monthly Fee”) in respect thereof shall be paid in advance, and in no event shall such payment be received by Paxson later than the first day of such month. In the event that the payment of all or a portion of the Monthly Fee in respect of any month shall be paid later than the first day of such month, Programmer agrees to pay Paxson a late fee (the “Late Fee”) equal to the interest on the portion of the Monthly Fee from the due date until paid at a rate equivalent to 1.5% per month or the maximum rate of interest allowed by applicable law, whichever is less.

4. Programmer agrees to make all payments by wire transfer in immediately available funds to Paxson’s account at Wachovia Bank, N.A., Miami, Florida, ABA # 063000021, for further credit to Paxson Communications Corporation, Account # 2090002226777, or in accordance with such other written instructions as may be provided by Paxson to Programmer from time to time.

5. All amounts contained herein are exclusive of any taxes (as defined below) that may be imposed on or applicable to the Services provided pursuant to this letter agreement, all of which shall be paid by Programmer in addition to such amounts. For the purposes of this letter agreement, the term “taxes” shall mean all federal, state, local, foreign, tribal or provincial taxes, charges, fees, levies, imposts, duties, tariffs, surcharges, or other assessments, including, without limitation, sales, use, transfer, gross receipts, excise, withholding, Universal Service Fund assessments or any similar charges or assessments, value added, goods and services, and all taxes, charges, fees, levies, imposts, duties, tariffs, surcharges, or other assessments placed by, or replacing, any of the above, or other tax or governmental fee of any kind whatsoever imposed by any governmental authority, including any interest or penalties or additions thereto, whether disputed or not; provided, however, that the term tax or taxes shall not include any taxes imposed on Paxson’s net income.

6. In the event that the Up-link Services are unavailable for more than two consecutive hours, Paxson shall provide Programmer with a credit in an amount equal to $100 for each hour (or portion thereof) during which the Up-link Services continue to be unavailable after such two-hour period. Such service credits shall be applied against amounts due from Programmer on the next monthly invoice following the month such outage occurred.

D. Miscellaneous

1. Insurance. During the term of this letter agreement, Programmer shall, at its expense, maintain the following insurance and pay the deductibles under such coverage: Producer’s errors and omissions liability insurance of not less than $1,000,000.

Within five business days of the execution of this letter agreement, Programmer shall furnish Paxson with a certificate showing that the above insurance coverage will be in effect during the term of this letter agreement, naming Paxson as an additional insured, and specifying that Paxson must be given thirty (30) days prior written notice of cancellation, termination, or alteration of the policy evidenced by such certificate.

2. Indemnification.

(a) Programmer shall indemnify and hold Paxson and its officers, directors, stockholders, agents and employees harmless against any and all liabilities, claims, suits, damages, losses, costs and expenses (including reasonable attorney’s fees) brought by a third party (i) arising or resulting from, or relating to, the content of Programmer’s television signal or content contained therein or other material furnished by Programmer for transmission, along with any fine or forfeiture imposed by the FCC because of the content of such material (including, without limitation, any actions for libel, slander, illegal competition or trade practice, infringement of trademarks, trade names, or program titles, violation of rights of privacy, and infringement of copyrights and proprietary rights), and (ii) arising or resulting from, or relating to, any breach by Programmer of the terms of this letter agreement.

(b) Paxson shall indemnify and hold Programmer and its officers, directors, stockholders, agents and employees harmless against any and all liabilities, claims, suits, damages, losses, costs and expenses (including reasonable attorney’s fees) brought by a third party and arising or resulting from, or relating to, any breach by Paxson of the terms of this letter agreement.

(c) Nothing in this paragraph shall limit either party’s right to bring any claim directly against the other party for any breach of this letter agreement or for any other claim arising in tort, statute or otherwise in connection with this letter agreement.

3. Successors and Assigns. This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This letter agreement may not be assigned without the prior written consent of the other party.

4. No Partnership or Joint Venture. This letter agreement is not intended to be, and shall not be construed as, an agreement to form a partnership, agency relationship or a joint venture between the parties. Except as otherwise specifically provided in this letter agreement, neither party shall be authorized to act as an agent of or otherwise to represent the other party.

5. Governing Law. This letter agreement shall be construed and governed in accordance with the laws of the State of Florida without reference to the conflict of laws principles thereof.

6. Consequential Damages. Neither party shall be liable to the other in connection with this letter agreement or the subject matter hereof for any indirect, incidental, special or consequential damages, including but not limited to loss of revenue, cost of capital or loss of profit or business opportunity, whether such liability arises out of contract, tort (including negligence), strict liability or otherwise.

7. Entire Agreement. This letter agreement and the attachments hereto embodies the entire agreement and understanding of the parties relating to matters set forth herein. No amendment, waiver of compliance with any provision or condition hereof, or consent pursuant to this letter agreement will be effective unless evidenced by an instrument in writing signed by the parties.

8. Counterparts. This letter agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

9. Representations. Each party represents and warrants to the other that:

(a) It has the requisite corporate power and authority to enter into this Agreement and to fulfill the obligations imposed upon it by this letter agreement;

(b) The execution, delivery, and performance of this letter agreement and the provision of services contemplated by this letter agreement have been duly authorized by the requisite corporate action on the part of such party;

(c) This Agreement has been duly executed and delivered by such party, and creates lawful, valid, and binding obligations upon such Party, in accordance with the terms applicable to such party; and

(d) The execution and delivery of this Agreement and the provision of Services contemplated by this Agreement are not prohibited by, do not violate or conflict with any provision of, and do not constitute a default under or a breach of: (i) any contract, agreement, or other instrument to which it is a party; or (ii) to the party’s knowledge, any order, writ, injunction, decree or judgment of any court of governmental agency of competent authority.

10. Force Majeure.

(a) Neither party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by fire, explosion, flood, lightning, earthquake, elements of nature, or Acts of God, war, riots, any civil or military authority (by national emergency or acts of third parties), civil disorders, rebellions, revolutions, insurrections, acts of terrorism or other causes beyond its control.

(b) In such event, the party with the obligation to perform shall be excused from further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such party continues to use commercially reasonable efforts to recommence performance or observance without unreasonable delay.

11. Programmer Rights and Licenses. Programmer shall be responsible for securing all permission, rights, licenses and approvals, foreign or domestic, necessary for Paxson to use, copy, transmit or receive, by any means, all video and data signals provided by Programmer to Paxson and, at Paxson’s reasonable request, shall provide evidence reasonably satisfactory to Paxson of such rights, licenses and approvals.

12. Notices. Any notice, demand, request, offer, consent, approval or communications to be provided under this letter agreement shall be in writing and shall be sent by at least one of the following approved methods: (i) postage prepaid, United States certified or registered mail with a return receipt requested, addressed to the party to receive the notice; (ii) overnight delivery by a nationally recognized courier; or (iii) confirmed telecopier or facsimile transmission. Notices sent pursuant to this letter agreement shall be sent to the following;

If to Programmer: The Christian Network, Inc.
28059 U.S. Highway 19 North, Suite 300
Clearwater, Florida 33761
Attn: Patricia Niedzielski, VP of Administration and Finance
Telephone: (727) 536-0036
Facsimile: (727) 479-1427

If to Paxson: Paxson Communications Corporation
601 Clearwater Park Road
West Palm Beach, FL 33401-6233
Attn: Adam K. Weinstein, Esquire
Telephone: (561) 682-4123
Facsimile: (561) 659-4754

If the foregoing correctly sets forth your understanding of our intentions with respect to the matters set forth above, please indicate by executing a copy of this letter agreement as provided below and returning the same to us.

Very truly yours,
PAXSON COMMUNICATIONS CORPORATION

By /s/ Dean M. Goodman

Name: Dean M. Goodman Title: President and Chief Operating Officer

Accepted and Agreed as of this 13th
day of June, 2005:

THE CHRISTIAN NETWORK, INC.

By /s/ Richard Rusaw

Name: Richard Rusaw

Title: Chairman